UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 3, 2004
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                               VITAL LIVING, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Nevada                        000-33211                88-0485596
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(State or Other Jurisdiction          (Commission            (IRS Employer
    of Incorporation)                 File Number)          Identification No.)

5080 North 40th Street, Suite #105, Phoenix, Arizona              85018
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      (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code    (602) 952-9909
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                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      Vital Living, Inc. (the "Company") has been informed that the Ordinary Shares of Langley Park Investments PLC ("Langley") have been admitted to the London Stock Exchange ("LSE") effective September 30, 2004 and will commence trading on the LSE on October 7, 2004. Pursuant to the previously reported Stock Purchase Agreement ("Purchase Agreement"), effective as of September 3, 2004, between the Company and Langley, the Company sold 5,000,000 shares of its common stock ("Company Stock") to Langley for $1,090,000 or a per-share purchase price of $0.218, to be paid by Langley in its Ordinary Shares ("Langley Shares") with a value of (pound)1 per share. In accordance with the Purchase Agreement, which was contingent on the listing of the Langley Shares on the LSE on or before September 30, 2004, Langley has delivered 50% of the Langley Shares to the Company and deposited the remaining 50% of the Langley Shares into an escrow account to be held for two years to secure a potential purchase price adjustment. The Langley Shares that the Company has received now are immediately tradeable and the Company may sell them in the open market on the LSE at any time.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VITAL LIVING, INC.

                                       By: /s/ Stuart A. Benson
                                           -------------------------------------
                                           Stuart A. Benson
                                           Chief Executive Officer

Date:  September 30, 2004